UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-191251	90-1254190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1512 E. Broward Blvd., Suite 300, Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 288-6603

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Existing Director

Effective November 1, 2019, Shea A. Smith stepped down from our board of directors, as he determined that his professional responsibilities did not allow him sufficient time to fulfill his duties as a director and chairperson of our audit committee.

Appointment of New Director

Effective November 1, 2019, Marc J. Horowitz joined our board of directors. The following is a brief description of the background and business experience of Mr. Horowitz.

Marc J. Horowitz, 55, has been a certified public accountant for over twenty-five (25) years. Since 2016, he has been chief Financial Officer of Steven Feller P.E., private equity owned engineering design services firm based in Fort Lauderdale, Florida. From 2013 to 2016, Mr. Horowitz provided financial and other consulting service on a contract/short-term basis to a number of companies, including All Care Consultants, a physician practice management firm, where he was Chief Financial Officer, U.S. Gas & Electric, an energy supplier, Resorts World Bimini, a subsidiary of Genting Group, a worldwide resort operator and Flanigan’s Enterprises, a publicly held owner and operator of a chain of restaurants and package liquor stores in Florida, where he was Director of Accounting. From 2008 to2013, Mr. Horowitz was Chief Financial Officer/Vice President-Finance of Apilfi, a private equity owned technology provider of life and annuity order management solutions for the financial services and insurance industries, based in Fort Lauderdale, Florida. Mr. Horowitz began his career at the accounting firms of Grant Thornton and Ernst & Young. He holds a Bachelor of Business Administration degree from Florida Atlantic University and a Master of Accounting degree from Nova Southeastern University. We believe that given his extensive financial and accounting experience, Mr. Horowitz will be a valuable addition to the Veritas Farms board of directors.

Our board of directors has determined that Mr. Horowitz is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the Nasdaq Stock Market and the NYSE American. Moreover, our board of directors has determined that Mr. Smith qualifies as an “audit committee financial expert” as the term is defined by the applicable rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market and the NYSE American, based on his extensive financial and accounting experience.

As is the case with our other non-employee directors, Dr. Bao Tran Doan and Kellie Newton, we will compensate Mr. Horowitz with an annual grant of stock options under our 2017 Incentive Stock Plan, in an amount and on terms to be determined by the board of directors. The initial grant to Mr. Smith is for an option to purchase 25,000 shares at an exercise price of $1.60 per share. The options vest in four (4) quarterly installments commencing ninety (90) days from the date of grant and is contingent upon his continued service on the board. As is the case with our other nonemployee directors, we have also agreed to reimburse Mr. Smith for out-of-pocket expenses incurred in connection with attending board and committee meetings and have entered into an indemnification agreement with him.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2019	VERITAS FARMS, INC.

	By:	/s/ Alexander M. Salgado
Alexander M. Salgado, Chief Executive Officer

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